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                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Parker Drilling Company of our report dated January 29, 2002 relating to the financial statements, which appears in Parker Drilling Company's Current Report on Form 8-K dated June 28, 2002. We also consent to the incorporation by reference in this Registration Statement of our report dated January 29, 2002 relating to the financial statement schedule, which appears in the Annual Report on Form 10-K for the year ended December 31, 2001.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Tulsa, Oklahoma
September 5, 2002